Exhibit 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22,
1996, appearing on page 48 of Business Records Corporation Holding Company's Annual Report on Form 10-K for the year ended
December 31, 1995.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Dallas, Texas
May 28, 1996